                                                                  Exhibit 99.B8


CUSTODIAN AGREEMENT

         AGREEMENT made as of December 18, 1992, between JOHNSON INVESTMENT MUTUAL FUNDS TRUST, an Ohio business trust (the "Trust"), and THE PROVIDENT BANK, an Ohio banking corporation ("Provident");

         WHEREAS, the Trust is engaged in the business of investment in certain types of securities, as more fully described in its Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including its then current prospectus and statement of additional information (the "Registration Statement");

         WHEREAS, the Trustees of the Trust have selected Provident to act as the custodian of the Securities (as subsequently defined) and funds of the Trust and to perform certain ministerial duties as agent, as more fully set forth herein;

         WHEREAS, Provident is ready and willing to act as custodian and agent in accordance with the provisions hereof;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Article 1. Definitions.

         1.1 "Book-Entry" or "Book Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O, and its successor or successors.

         1.2 "Broker Account" shall mean a segregated account, in the name of a broker, dealer or futures commission merchant or in the name of the Trust for the benefit of a broker, dealer or futures commission merchant, as the case may be, separate and distinct from the Trust's custody account, in which certain securities and/or cash of the Trust shall be deposited and held by Provident for the benefit of a broker, dealer or futures commission merchant in connection with the purchase or sale of Financial Futures Contract.

         1.3 "Financial Futures Contract" shall mean a contractual commitment to buy or sell Securities during a specified month at an agreed-upon price, issued by or pursuant to the regulations of a commodities exchange regulated under the Commodities Futures Trading Act.

         1.4 "Option" shall mean any exchange traded put or call option on Securities (as defined below).

         1.5 (a) "Proper Instruction" shall mean a writing signed or initialled by one or more persons as the Trustees shall have from time to time authorized, and, to the extent and for the purposes authorized by the Trustees of the Trust. Each such writing shall set forth the specific transaction or type of transaction involved in a manner customarily used in the industry. Oral instructions confirmed in writing within twenty-four (24) hours by persons authorized to do so will be considered Proper Instructions if Provident reasonably believes them to have been given by persons authorized to give such instructions with respect to the transaction involved.

Upon receipt of a certificate of the Secretary of the Trust as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that such procedures afford adequate safeguards for the Trust's assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Trust, Provident may take cognizance of the provisions of the Trust's Declaration of Trust, By-Laws and Registration Statement; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Trust's Declaration of Trust, ByLaws, or Registration Statements.

         1.6 "Securities" shall mean stocks, bonds, debentures, notes, evidence of indebtedness, evidences of interest; warrants, Options and Financial Futures Contracts and other securities, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created.

         1.7 "Securities Depository" shall mean a clearing agency that is registered under Section 17A of the Securities Exchange Act of 1934 and that acts as a securities depository as that term is defined by Rule 17f-4 (a) under the Investment Company act of 1940.

         1.8 "Shares" shall mean the shares of beneficial interests of the Trust issued by the Trust.

Article 2. Appointment and Property to be Held in Custody

         2.1 The Trust hereby appoints Provident as its custodian and agent subject to the provisions of this Agreement. The Trust agrees to deliver to Provident all Securities and cash owned by it, and all payments of income, payments of principal and capital distributions received by it with respect to all Securities owned by the Trust from time to time, and the cash consideration received by it for such Shares of the Trust as may be issued or sold from time to time.

         2.2 The Trust will deposit with Provident properly certified or authenticated copies of its Declaration of Trust and By-Laws, and all amendments thereto, its current prospectus and statement of additional information, as from time to time amended, and such resolutions, votes, or other proceedings of the Trust as may be necessary for or convenient to Provident in the performance of its duties.

Article 3. Duties of Provident with Respect to Property of the Trust Held in Custody.

         3.1 Safekeepinq. Provident shall hold and physically segregate for the account of the Trust all non-cash property and Securities other than Securities that are maintained pursuant to Section 3.13, and shall maintain records of all receipts, deliveries and locations of such Securities, together with a current inventory thereof, and shall conduct periodic physical inspections (including sampling counts and four quarterly complete physical accounts per year to be conducted and certified to the Trust by a Bank officer of Provident) of certificates representing bonds and other Securities held by it under this Agreement in such manner as Provident shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to

Securities held by any agent appointed pursuant to Section 3.11, and with respect to Securities or cash held by any Sub-Custodian employed pursuant to
Section 3.12, Provident may rely upon certificates from such agent as to the holdings of such Sub-Custodian, it being understood that Provident must perform account reconciliations with such agents and Sub-Custodians no less frequently than quarterly, and that reliance upon such certificates in no way relieves Provident of its responsibilities under this Agreement.

         Provident will promptly report to the Trust the results of such inspections and certifications, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy such shortages or discrepancies.

         3.2 Delivery of Securities. Provident shall release and deliver Securities owned by the Trust that are either held by Provident or are in a Securities System account (as defined in Section 3.13) of Provident, and only upon receipt of Proper Instructions (which may be continuing instruction when deemed appropriate by the parties) and only in the following cases:

(a) upon sale of such Securities for the account of the Trust and receipt of payment thereof;

(b) upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Trust, and prior to any receipt of confirmation of the repurchase agreement if Provident in its sole discretion deems it appropriate;

(c) in the case of a sale effected through a Securities System, in accordance with the provisions of Section 3.13 hereof;

(d) to the depository agent in connection with tender or other similar offers for portfolio Securities of the Trust;

(e) to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to Provident;

(f) to the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee or nominees of Provident or into the name or nominee name of any agent appointed pursuant to Section 3.11 or into the name or nominee name of any sub-custodian appointed pursuant to Section 3.12; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to Provident;

(g) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, provided that, in any such case, the new Securities and cash, if any, are to be delivered to Provident;

(h) in the case of warrants, rights or similar Securities, the surrender thereof in the exercise of such warrants, rights, or similar Securities or the surrender of interim receipts or temporary Securities for definitive Securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to Provident;

for delivery in connection with any loans of Securities made by the Trust, but only against receipt of adequate collateral as determined by the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

(j) for delivery as security in connection with any borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt of amounts borrowed;

(k) upon receipt of instructions from the Transfer Agent, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Trust's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

(l) in the case of Options for the purchase or sale of Securities, upon the exercise of any put Option by the Trust or sale of an Option by the Trust and receipt of payment thereof;

(m) for any other proper purpose, upon receipt of Proper Instructions specifying the Securities to be delivered and naming the person or persons to whom delivery of such Securities shall be made. Provident shall have no responsibility to determine whether said activities are a proper purpose of the Trust.

         3.3 Liability for Delivery of Securities in Violation of Section 3.2. Notwithstanding anything to the contrary in this Agreement, in any and every case where Securities owned by the Trust are released and delivered by Provident in violation of Section 3.2, Provident shall be liable to the Trust in the event any loss results to the Trust from the failure of Provident to comply with the provisions of Section 3.2.

         3.4 Registration of Securities. Securities held by Provident pursuant to this Agreement (other than bearer Securities) shall be registered (a) in the name of the Trust, (b) in the name of any nominee of the Trust or of any nominee of Provident (which nominee shall be assigned exclusively to the Trust), (c) in the name or nominee name of any agent appointed pursuant to Section 3.11, or (d) in the name or nominee name of any sub-custodian appointed pursuant to Section
3.12. All Securities accepted by Provident on behalf of the Trust under the terms of this Agreement shall be in "street name" or other good delivery form.

         3.5 Bank Accounts. Provident shall retain all cash of the Trust, other than cash maintained by the Trust in a checking account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, in the banking department of Provident in a separate account or accounts in the name of the Trust, subject only to draft or order by Provident acting pursuant to the terms of this Agreement. If and when authorized by Proper Instructions in accordance with a vote of the majority of the Board of Trustees of the Trust, Provident may open and maintain an additional account or accounts in such other bank or trust companies (which are qualified to act as a custodian under the Investment Company Act of 1940) as may be designated by such instructions, such account or accounts, however, to be in the name of Provident in its capacity as Custodian and subject only to its draft or order in accordance with the terms of this Agreement. If requested by the Trust, Provident shall furnish the Trust with monthly statements of the Trust's accounts.

         3.6 Payments for Shares. Provident shall receive as transfer agent for the Trust, and it shall receive from the distributor for the Trust shares, or from the Trust, and deposit into the Trust's accounts such payments as are received for shares of the Trust issued or sold from time to time by the Trust.

         3.7 Collections. Unless otherwise instructed by receipt of Proper Instructions, and to the extent that Provident should reasonably be cognizant of same in the exercise of due care, Provident shall collect, receive and deposit in a bank account or accounts maintained pursuant to Section 3.5 all income and other payments with respect to the Securities held hereunder, and to execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, and to do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing, to:

(1) present for payment on the date of payment all coupons and other income items requiring presentation;

(2) present for payment all Securities which may mature or be called, redeemed, retired or otherwise become payable on the date such Securities become payable;

(3) endorse and deposit for collection, in the name of the Trust, checks, drafts or other negotiable instruments on the same day as received.

In any case in which Provident does not receive any such due and unpaid income within a reasonable time after it has made demands for the same as is customary in the industry (which demands shall commence within a reasonable period of time), it shall notify the Trust in writing, including copies of all demand letters, if any, any written responses thereto and memoranda of all oral responses thereto and to telephonic demands, and await Proper Instructions. Provident shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. All income and other payments with respect to the Securities held hereunder shall be credited to the Trust's appropriate investment account no later than one day after such income or other payment is due from the obligor of such Security, whether or not such payments have been collected by Provident, except where Provident promptly notifies the Trust at the time when Provident obtains knowledge or reasonably should have known prior to such time of the occurrence, of a failure or default on the payment of the obligor. Provident shall notify the Trust as soon as reasonably practicable whenever income due on Securities is not received by Provident in due course.

         3.8 Payment of Trust Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, Provident shall pay out moneys of the Trust in the following cases only:

(a) upon the purchase of Securities for the account of the Trust but only: (i) against the delivery of such Securities to Provident (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by Provident as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of Provident referred to in Section 3.4 hereof or in proper form for transfer; (ii) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 3.13 hereof; or (iii) in the case of repurchase agreements entered into between the Trust and either Provident or another party,
(1) against delivery of the Securities either in certificate form or through an entry crediting Provident's custodial account at the Federal Reserve Bank with such Securities; (2) against delivery of a safekeeping receipt from a Securities depository evidencing purchase by the Trust of securities owned by Provident or another party, and prior to any receipt of confirmation of the repurchase agreement if Provident in its sole discretion deems it appropriate or (3) pursuant to such other procedures enumerated in written repurchase agreements entered into by the Trust.

(b) in connection with conversion, exchange or surrender of Securities owned by the fund as set forth in Section 3.2 hereof;

(c) for the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of the Trust: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(d) for the payment of any dividends declared pursuant to the Trust's Declaration of Trust, By-Laws and Registration Statement.

(e) in the case of Options, (1) the premium for the purchase of an Option shall be payable upon receipt of Proper Instructions and the oral affirmation of the purchase of such Options, given by the clearing member (in the case of Options Clearing Corporation traded options) or by the broker and may be made in advance of receipt of a clearing member's confirmation or broker's confirmation confirming purchase of an Option by the Trust, and (2) the payment to a clearing member or broker upon the exercise of a call Option by the Trust shall be made upon receipt of the Securities underlying the call Option exercised by the Trust;

(f) in the case of Financial Futures Contracts, (1) payments for Financial Futures Contracts, including payments of initial margin, shall be payable into a Broker Account upon receipt of Proper Instructions and the oral affirmation of the purchase or sale of the Financial Futures Contract given by the broker and may be made in advance of any receipt of a broker's confirmation confirming the purchase or sale of the Financial Futures contract, (2) payment of variation margin shall be payable upon receipt of proper instructions, and (3) payments in settlement of Financial Futures Contracts shall be payable into a Broker Account upon receipt of Proper Instructions and the oral affirmation of the settlement of the Financial Futures Contract and may be made in advance of receipt of a broker's confirmation confirming settlement of the Financial Futures Contract.

(g) upon receipt of Proper Instructions, for any other purpose which the Trust declares is a proper Trust purpose. Provident shall have no responsibility to determine whether said activities are a proper purpose of the Trust.

         3.9 Liability for Payment in Advance of Receipt of Securities Purchased. Notwithstanding anything to the contrary in this agreement, in any and every case where payment for purchase of Securities for the account of the Trust is made by Provident in violation of Section 3.8 and in the absence of specific written instructions from the Trust, Provident shall be liable to the Trust in the event any loss results to the Trust from the failure of Provident to comply with the provisions of Section 3.7. In every and any case of a purchase of Securities for the account of the Trust where payment is made by Provident in advance of receipt of the Securities purchased, Provident shall be absolutely liable to the Trust for such Securities to the same extent as if the Securities had been received by Provident.

         3.10 Failed Transactions. If, on the day a purchase transaction is to be effected, Provident is unable to obtain custody and control of any security intended to be purchased by the Trust, Provident shall advise the Trust of such failure and shall assist the Trust in obtaining credits in favor of the Trust based upon any Trust credit balances resulting from such incompleted transactions. Provident shall also assist the Trust in collecting any payments of interest, dividends or penalties arising from the failed transaction.

         3.11 Appointment of Agents. Provident, may at any time or times appoint (and may at any time remove) any other bank, trust company or reasonable commercial agent, qualified to act as Custodian under the Investment Company Act of 1940, as its agent to carry out such of the provisions of this Agreement as Provident may from time to time direct, provided, however, that the appointment of such Agent shall have been approved by the Trustees of the Trust, and that such appointment shall not relieve Provident of any of its responsibilities under this Agreement. Each agency relationship shall be established by a written instrument, copies of which are to be provided promptly to the Trust, which shall contain, inter alia, the obligation of the agent to segregate and hold assets of the Trust only in the name of and for the benefit of the Trust.

         3.12 Appointment of Sub-Custodians. Provident may from time to time employ one or more banks and/or trust companies qualified under the Investment Company Act of 1940 to act as custodian, as Sub-Custodians, provided, however, that the appointment of such Agent shall have been approved by the Trustees of the Trust, and that such appointment shall not relieve Provident of any of its responsibilities under this Agreement. Each Sub-Custodian relationship shall be established by written instrument, copies of which are to be provided promptly to the Trust, which shall contain, inter alia, the obligation of the SubCustodian to segregate and hold assets of the Trust only in the name of and for the benefit of the Trust.

         3.13 Deposit of Trust Assets in Securities System. Provident may deposit and/or maintain Securities owned by the Trust in (a) a Securities Depository, and (b) the Book-Entry System authorized by the U.S. Department of Treasury and certain federal agencies (collectively referred to in this Agreement as "Securities System"), all in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

(a) Provident may keep Securities of the Trust in a Securities System provided that such Securities are represented in an account (for purposes of this paragraph "Account") of Provident in the Securities System that shall not include any assets of Provident other than assets held as a fiduciary or custodian.

(b) The records of Provident with respect to Securities of the Trust that are maintained in a Securities System shall identify those Securities belonging to the Trust.

(c) Provident shall pay for Securities purchased for the account of the Trust upon (i) receipt of advice from the Securities System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of Provident to reflect such payment and transfer for the account of the Trust. Provident shall transfer Securities sold for the account of the Trust upon (1) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account, and (2) the making of an entry on the records of Provident to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Securities System of transfers of Securities for the account of the Trust shall identify the Trust, be maintained for the Trust by Provident, and be provided to the Trust at its request. Provident shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust on the next business day.

(d) Provident shall provide the Trust with any report obtained by Provident on the Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

(e) Provident shall not act under this paragraph 3.13 in the absence of receipt of an initial certificate of the Secretary that the Trustees of the Trust have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary that the Trustees of the Trust have reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended.

(f) Anything to the contrary in this Agreement notwithstanding, Provident shall be liable to the Trust for any loss or damage to the Trust resulting from (i) any negligence, misfeasance or misconduct of Provident or any of its agents or of any of its employees in using the Securities System or from (ii) failure of Provident or any of its agents or employees to enforce effectively such rights as it may have against the Securities System. At the election of the Trust, it shall be entitled to be subrogated to the rights of Provident with respect to any claim against the Securities System or any other person that Provident may have a claim against as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

         3.14 Ownership Certificates for Tax Purposes. Provident shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to Securities of the Trust held by it and in connection with transfers of Securities.

         3.15 Proxies. Provident shall, with respect to the Securities held hereunder, cause to be promptly executed by the registered holder of such Securities, if the Securities are registered otherwise than in the name of the Trust or a nominee of the fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

         3.16 Communication Relating to Trust Portfolio Securities. Provident shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by Provident from issuers of the Securities being held for the Trust. With respect to tender or exchange offers, Provident shall transmit promptly to the Trust all written information received by Provident from issuers of the Securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall provide Provident with Proper Instructions on the action the Trust desires Provident to take provided, however, Provident shall not be liable to the Trust for the failure to take any such action unless such Proper Instructions are received by Provident at least one (1) business day prior to the date on which Provident is to take such action.

         3.17 Actions Permitted Without Express Authority. Provident may in its reasonable discretion, without express authority from the Trust:

(a) surrender Securities in temporary form for Securities in definitive form;

(b) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Securities and property of the Trust except as otherwise directed by the officers of the Trust.

         3.18 Evidence of Authority. Provident shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. Provident may receive and accept a certified copy of a vote of the Trustees of the Trust as conclusive evidence of (a) the authority of any person to act in accordance with such vote, or (b) any determination or action by the Trustees pursuant to the Declaration of Trust and By-Laws as the case may be, as described in such vote, and such vote may be considered as in full force and effect until receipt by Provident of notice to the contrary.

Article 4. Duties of Provident with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

         4.1 Provident shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Trust to keep the books of account of the Trust and/or compute the net asset value per share of the outstanding shares of each series of the Trust. If directed in writing to do so by the Trust, Provident shall itself keep such books of account and/or compute such net asset value per share. If so directed, Provident shall also compute such net asset value per share. If so directed, Provident shall also calculate daily the net income of each series of the Trust as described in the currently effective prospectus of such series and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each series of the Trust shall be made at the time or times described from time to time in the currently effective prospectus of such series.

Article 5. Custodian Records.

         5.1 Provident shall create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet with obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All records maintained by Provident in connection with the performance of its duties under this Agreement shall be the property of the Trust, shall at all times during the regular business hours of Provident be open for inspection by duly authorized officers, employees, attorneys for, auditors employed by, and other agents of the Trust and, in the event of termination of this Agreement, will be delivered by Provident to the Trust or to the successor Custodian designated by the Trust. Provident shall, on a monthly basis, and otherwise when requested by the Trust, at Provident's cost, supply the Trust with a tabulation of Securities owned by the Trust and held by Provident.

Article 6. Opinion of Trust's Independent Accountant.

         6.1 Provident shall take all reasonable action, as the Trust may from time to time request, so that the Trust may obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

Article 7. Reports to Trust by Independent Public Accountants.

         7.1 Provident shall provide the Trust, at such times as the Trust may reasonably require, with reports of independent public accountants on the accounting system, internal accounting control and procedures for safeguarding Securities, including Securities deposited and/or maintained in a Securities System, relating to the services provided by Provident under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

Article 8. Compensation of Provident.

         8.1 Provident shall be entitled to such reasonable compensation for its services and expenses as custodian, as agreed upon in writing from time to time between the Trust and Provident and set forth in Schedule A Addendum attached to this Agreement. In the event Provident shall be instructed to keep the books of account of the Trust and/or compute the net asset value per share of the outstanding shares of the Trust pursuant to Article 4 herein, at the time of such instruction Provident and the Trust shall agree in writing upon reasonable compensation for those additional services.

Article 9. Liability and Indemnification of Provident.

         9.1 Provident shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust) and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or state laws or regulations. Provident shall be kept indemnified by the Trust and be without liability for any action taken or thing done by it or its employees, Sub-Custodians and agents, in carrying out the terms and provisions of this Agreement in good faith and without negligence, provided that it shall be liable to the Trust for any error, omission or other act by it or any of its employees, Sub-Custodian and agents, including acts of negligence, clerical errors and mechanical failures. In order that the indemnification provision contained in this Section 9.1 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save Provident harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Provident will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Provident against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Provident, and thereupon the Trust shall take over complete defense of the claim, and Provident shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section 9.1 Provident shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Provident except with the Trust's written consent.

Article 10. Effective Period: Termination.

         10.1 This Agreement shall become effective as of its execution, shall continue in full force and effect until termination by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect hot sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Trustees may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for Provident by the Ohio Superintendent of Banks or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         10.2 Upon termination of this Agreement, the Trust shall pay to Provident such compensation as may be due as of the date of such termination and shall likewise reimburse Provident for its reasonable costs, expenses and disbursements in connection with the termination of this Agreement.

Article 11. Successor Custodian.

         11.1 If a successor custodian shall be appointed by the Trustees of the Trust, Provident shall, upon termination of this Agreement, deliver to such successor custodian at the office of Provident, duly endorsed and in the form for transfer, all Securities then held by it hereunder, shall transfer to an account of the successor custodian all the Trust's Securities held in a Securities System and shall deliver to such successor custodian all funds and other property held by it, including all books, records, entries, accounts and statements held by Provident or its agents, and generally shall fully cooperate with the successor custodian in the transition.

         11.2 In the event that no written order designating a successor custodian shall have been delivered to Provident on or before the date when such termination shall become effective, then Provident shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $5,000,000, all Securities, funds and other properties held by Provident and all instruments held by Provident relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Trust's Securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of Provident under this Agreement.

         11.3 In the event that Securities, funds and other properties remain in the possession of Provident after the date of termination hereof due to the failure of the Trust to appoint a successor custodian, and Provident retains possession of such Securities, funds and other properties of the Trust, the provisions of this Agreement shall remain in full force and effect.

Article 12. Interpretive and Additional Provisions.

         12.1 In connection with the operation of this Agreement, Provident and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provision shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust and By-Laws of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Article 13. Ohio Law to Apply.

         13.1 This Agreement shall be construed in accordance with the laws of Ohio.

Article 14. Limitation of Liability of the Trustees and Shareholders.

         14.1 It is expressly agreed to that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

Article 15. Entire Agreement and Amendments.

         15.1 This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Trust and Provident relating to the custody of the

Trust's assets. Provident and the Trust acknowledge that this Agreement and the Compensation Addendum attached constitute the entire agreement between them with respect to the subject matter hereof, and that any and all prior discussions, negotiations, commitments, or understanding relating to the subject matter of this Agreement or the Compensation Addendum are hereby superseded and merged herein. The terms and provisions of this Agreement shall not be changed, modified, amended, waived, or terminated in any respect whatsoever except by a written instrument executed by Provident and the Trusts.

Article 16. Severability.

         16.1 If any of the provisions of this Agreement is held to be illegal, invalid or unenforceable in any respect, Provident and the Trust agree that such term or provision shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law. If any of the provisions of this Agreement is held to be illegal, invalid or unenforceable in any respect, the remainder of this Agreement and all other provisions hereof shall not be affected thereby,

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 18th day of December, 1992.
1992.

WITNESSETH:

JOHNSON INVESTMENT MUTUAL FUNDS TRUST

600-D6005/D12